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Press Release

For immediate release

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Invesco Ltd. Announces August 31, 2009

Assets Under Management

Investor Relations Contact: Aaron Uhde        404-479-2956

Media Relations Contact: Doug Kidd              404-479-2922

Atlanta, September 8, 2009 --- Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $413.9 billion.

	Ending Assets Under Management
(In billions)	August 31, 2009 (a)	July 31, 2009	June 30, 2009	May 31, 2009
Total AUM ex Institutional Money Market	$320.8	$314.7	$299.2	$296.2
Institutional Money Market (b)	$93.1	$89.2	$89.5	$95.1
Total	$413.9	$403.9	$388.7	$391.3

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include only institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.